SUBORDINATION AGREEMENT

BY AND BETWEEN

KELTIC FINANCIAL PARTNERS II, LP,

CASTLE BRANDS, INC.,

AND

THE PARTIES EXECUTING THIS AGREEMENT

Dated as of August 19, 2011

THIS SUBORDINATION AGREEMENT is made as of August 19, 2011 by and between KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Senior Creditor”), CASTLE BRANDS, INC., a corporation organized under the laws of the State of Florida (“Borrower”) and each of the parties executing this Agreement as a “Junior Creditor” (individually and collectively, “Junior Creditor”).

RECITALS:

Borrower has issued promissory notes to Junior Creditor as described in the attached Exhibit A (individually and collectively, the “Junior Note”) in connection with certain agreements, documents and instruments relating to the Junior Note and the indebtedness of Borrower to Junior Creditor (all such agreements, documents and instruments, together with any amendments, restatements, extensions or other modifications made from time to time, shall be collectively referred to herein as the “Junior Creditor Loan Documents”). For purposes of this Agreement, all present and future indebtedness, obligations (including but not limited to obligations for borrowed money of any kind or nature, whether funded or unfunded, contingent obligations under guaranties, letters of credit or obligations for the acquisition or use of fixed assets), liabilities (including but not limited to fees, costs and expenses, even if such amounts are added to the principal amount of such obligations) and claims owing from the Borrower to Junior Creditor, and all rights and demands of Junior Creditor upon or against the Borrower, any guarantor, or any other person in connection with the indebtedness, liabilities and obligations of Borrower to Junior Creditor, including the indebtedness, liabilities and obligations of Borrower to Junior Creditor in connection with the Junior Note or under the Junior Creditor Loan Documents shall be referred to as the “Junior Obligations”.

On or about the date of this Agreement Senior Creditor will be extending certain credit facilities to Borrower pursuant to the terms of a Loan and Security Agreement between Senior Creditor, Borrower, and Castle Brands (USA) Corp. (as co-borrower) one or more promissory notes, collateral assignment, pledge and/or security agreements, and such other agreements, documents and instruments executed and/or delivered to Senior Creditor (all such agreements, documents and instruments, together with any amendments, restatements, extensions or other modifications made from time to time, shall be collectively referred to herein as the “Senior Creditor Loan Documents”). For purposes of this Agreement, all present and future indebtedness, obligations (including but not limited to obligations for borrowed money of any kind or nature, whether funded or unfunded, contingent obligations under guaranties, letters of credit or obligations for the acquisition or use of fixed assets), liabilities (including but not limited to fees, costs and expenses, even if such amounts are added to the principal amount of such obligations) and claims owing from the Borrower to Senior Creditor, and all rights and demands of Senior Creditor upon or against the Borrower, any guarantor, or any other person in connection with the indebtedness, liabilities and obligations of Borrower to Senior Creditor, including the indebtedness, liabilities and obligations of Borrower to Senior Creditor under the Senior Loan Documents shall be referred to as the “Senior Obligations”. As provided by the terms of the Senior Creditor Loan Documents, the Senior Obligations will be secured by first priority, perfected security interests in and to, and a lien upon all of Borrower’s personal property whether now owned or hereafter acquired, including, but not limited to, all of Borrower’s now owned or hereafter acquired cash, “Money” (as specifically defined in Section 1-201(24) of the New York Uniform Commercial Code (the “UCC”)),”Accessions”, “Accounts”, “Certificates of title”, “Chattel paper”, “Commercial tort claims”, “Deposit accounts”, “Documents”, “Equipment”, “General intangibles”, “Goods”, “Health-care-insurance receivables”, “Instruments”, “Inventory”, “Investment property”, “Letter-of-credit rights”, “Proceeds” (as specifically defined in Section 9-102(64) of the UCC), “Records”, “Software” and “Supporting obligations”, as such terms are defined in the UCC (collectively, the “Senior Creditor Collateral”). For purposes of this Agreement all security interests, liens, charges, mortgages and encumbrances in favor of Senior Creditor on, in or to the Senior Creditor Collateral shall be referred to as the “Senior Security Interests”.

Each of Senior Creditor, Junior Creditor and Borrower desires to establish the relative priority of payment of the Senior Obligations and Junior Obligations.

AGREEMENT:

1. Definitions. All capitalized terms not defined in the Recitals, above, in this Section 1, below, or in the body of this Agreement shall have the meanings ascribed to such terms in the Uniform Commercial Code as in effect in the State of New York. When used in this Agreement, the following words shall have the following meanings:

“Business Day” means any day that commercial banks settle transactions in the State of New York.

“Creditor”, and “Creditors” means, individually and collectively, Senior Creditor and Junior Creditor.

“Distribution” means (i) any payment, whether of “Money” (as specifically defined in Section 1-201(24) of the UCC), cash, securities, draft, check, note, negotiable instrument or other fungible property, by Borrower or any Senior Guarantor to or for the benefit of Junior Creditor as payment, prepayment, repayment or other reduction of the Junior Obligations, whether regularly scheduled, or a voluntary or involuntary payment, prepayment or repayment, (ii) any credit obtained by Junior Creditor, by setoff or otherwise, in connection with the Junior Obligations, (iii) any payment, distribution, advance, assignment, exchange, transfer or other direct or indirect hypothecation of Collateral by Borrower to or for the benefit of Junior Creditor, (iv) any payment, distribution, advance, assignment, exchange, transfer or other direct or indirect hypothecation of “Proceeds” (as specifically defined in Section 9-102(64) of the UCC) of Collateral, whether of “Money” (as specifically defined in Section 1-201(24) of the UCC), cash, securities or in the form of any other property by Borrower to or for the benefit of Junior Creditor, and (v) payment, distribution, advance, assignment, exchange, transfer or other direct or indirect hypothecation of any assets or property that secures repayment of the Senior Obligations by any Senior Guarantor to or for the benefit of Junior Creditor.

“Loan Documents” means, individually and collectively, the Senior Creditor Loan Documents and the Junior Creditor Loan Documents.

“Obligations” means, individually and collectively, the Senior Obligations and the Junior Obligations.

“Senior Guarantor” means any individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof, that is a co-borrower with Borrower of the Senior Obligations, or that has guaranteed the repayment of the Senior Obligations or the performance by the Borrower of the terms and conditions of the Senior Loan Documents in whole or in part or that has provided any letter of credit, pledge, financial instrument or other accommodation to the Senior Creditor as security for or in support of the Senior Obligations.
2. Consent. Junior Creditor hereby consents to and approves of the execution, delivery and performance by Borrower of the Senior Creditor Loan Documents, the consummation of the transactions contemplated thereby, and the incurrence by Borrower of the Senior Obligations on the date hereof and from time to time hereafter, notwithstanding anything to the contrary contained in any of the Junior Creditor Loan Documents.
3. Subordination of Junior Obligations. Borrower and Junior Creditor each hereby agrees that during the term of this Agreement, and notwithstanding anything to the contrary in the Junior Creditor Loan Documents, the Junior Obligations are subordinated in right of payment to the prior final and indefeasible payment of the Senior Obligations in cash to Senior Creditor in full, in the manner and to the extent as provided for herein, and that such subordination is for the benefit of Senior Creditor. Borrower and Junior Creditor each hereby further agrees that except as otherwise specifically permitted in this Section 3, during the term of this Agreement Borrower shall not make any Distribution to Junior Creditor, and Junior Creditor will not request, demand, take, accept, or receive any Distribution from or on behalf of the Borrower or any Senior Guarantor.
(a) Enforcement of Junior Obligations by Senior Creditor following Default. Junior Creditor will, upon the written request of Senior Creditor following a default under the Senior Creditor Loan Documents, prove, enforce and endeavor to obtain payment of the aggregate outstanding amount of all unpaid payments due and payable on the Junior Obligations, or thereafter becoming due and payable from Borrower to Junior Creditor, and will turn over to Senior Creditor in precisely the form received, any Distribution or payment of any kind or character on account of the Junior Obligations for application to the payment of any Senior Obligations then existing. In the event that Junior Creditor shall fail to take any such action requested by Senior Creditor, Senior Creditor may, as attorney-in-fact for Junior Creditor, take such action on behalf of Junior Creditor but for the use and benefit of Senior Creditor. Junior Creditor hereby authorizes and empowers (without imposing any obligation on) Senior Creditor, under the circumstances referred to in this paragraph 3(a) to demand, sue for, collect and receive every such payment and distribution and give acquittance therefor. Junior Creditor or any other holder of the Junior Obligations shall execute and deliver to Senior Creditor or its representative all such further instruments confirming the authorization referred to in this paragraph 3(a), and any powers of attorney specifically confirming the rights of Senior Creditor arising hereunder, and all such proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be requested by Senior Creditor or its representative in order to enable Senior Creditor or its representative to enforce any and all claims upon or in respect of such Junior Obligations and to collect and give any and all Distributions or payments which may be payable or deliverable at any time upon or with respect to the Junior Obligations.
4. Distributions; Payments in Trust. Any Distribution received by Junior Creditor in contravention of the terms of this Agreement shall not be commingled with any asset of Junior Creditor, shall be held by Junior Creditor in trust for Senior Creditor, shall be delivered by Junior Creditor to Senior Creditor, and after delivery to Senior Creditor may be applied by Senior Creditor to the Senior Obligations at such time and in such manner in Senior Creditor’s sole discretion. Should Junior Creditor receive any Distribution at any time contrary to the terms of this Agreement, Junior Creditor will promptly deliver such Distribution to Senior Creditor in precisely the form received (except for the endorsement or assignment of Junior Creditor where necessary) whether it is due or not due to Senior Creditor under the terms of the Senior Creditor Loan Documents, and until so delivered the same shall be held in trust by Junior Creditor as property of Senior Creditor. Borrower hereby acknowledges and agrees that prior to the final and indefeasible payment to Senior Creditor in cash of the Senior Obligations in full it will not make any Distribution to Junior Creditor other than any Distributions specifically permitted under the provisions of paragraphs Error! Reference source not found. or 3(a), above.
5. Restrictions on Junior Creditor. Prior to the final and indefeasible payment of the Senior Obligations in cash to Senior Creditor in full and notwithstanding anything contained in any of the Junior Creditor Loan Documents to the contrary, Junior Creditor shall not, without the prior written consent of Senior Creditor, do any of the following:

(a) amend, modify, restate or supplement or agree to any amendment, modification, restatement or supplement of, or to, the Junior Obligations or any of the Junior Creditor Loan Documents in any manner;

(b) accelerate the maturity of, demand repayment of or collect all or any portion of the Junior Obligations, notwithstanding (1) the occurrence of any default or event of default under and as defined in any of the Junior Creditor Loan Documents or otherwise, or (2) any event, occurrence or condition, or series of events, occurrences or conditions, that would permit Junior Creditor to accelerate maturity of, or demand repayment of, all or any portion of the Junior Obligations, under the Junior Creditor Loan Documents, applicable law or otherwise;

(c) obtain any security interest in or to, or any lien, charge, mortgage or other encumbrance upon, any of Borrower’s or any Senior Guarantor’s existing or hereafter acquired real or personal property. In the event that Junior Creditor shall, despite the provisions of this paragraph obtain any such security interest, lien, charge, mortgage or other encumbrance, then without any further action such security interest, lien, charge, mortgage or encumbrance shall be deemed assigned to Senior Creditor as collateral security for the final and indefeasible repayment to Senior Creditor in full of the Senior Obligations.

6. Senior Creditor’s Rights; Continued Effectiveness of this Agreement. Senior Creditor may take, refrain from taking or omit to take any and all actions with respect to the Senior Obligations without affecting whatsoever any of Senior Creditor’s rights and remedies under this Agreement, and without affecting whatsoever any of Junior Creditor’s agreements, liabilities and obligations under this Agreement. In particular, and without limitation, the subordination effected hereby, and the rights and remedies of Senior Creditor and the agreements, liabilities and obligations of Junior Creditor arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by, and Senior Creditor may, without notice of any kind to Junior Creditor:

(a) At any time and from time to time make one or more additional loans to Borrower whether pursuant to the terms of the Senior Creditor Loan Documents or otherwise;

(b) At any time and from time to time alter, amend, restate, extend, replace or otherwise modify any or all of the Senior Creditor Loan Documents;

(c) At any time and from time to time alter, compromise, renew, extend, accelerate or otherwise change the time for payment or other terms of the Senior Obligations or any part thereof, including but not limited to increases and decreases of the principal amount of, and rate of interest payable on, the Senior Obligations, and granting one or more extensions of the Senior Obligations that may be for longer than the original loan term;

(d) At any time and from time to time grant or refrain from granting any waiver, consent, release, indulgence, extension, renewal, modification, or take, delay in taking or refrain from or fail to take, action in respect of the Senior Obligations or available to Senior Creditor under any of the Senior Creditor Loan Documents or under applicable law;

(e) At any time and from time to time take and hold Senior Security Interests on Collateral and other properties and assets for the payment of the Senior Obligations, and exchange, enforce, waive, surrender and/or release any Senior Security Interests or any Collateral subject thereto, with or without the substitution of new collateral on any terms or manner in Senior Creditor’s sole discretion;

(f) At any time and from time to time release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or guarantors on any terms or manner in Senior Creditor’s sole discretion;

(g) At any time and from time to time determine how, when and what application of payments and credits shall be made with respect to the Senior Obligations;

(h) At any time and from time to time apply any Collateral subject to any Senior Security Interests, or any proceeds thereof, and direct the order or manner of sale, lease, license or other disposition thereof, as Senior Creditor in its sole discretion may determine; and

(i) At any time and from time to time assign this Agreement in whole or in part, or any interest therein, in connection with an assignment in whole or in part of the Senior Obligations and/or the Senior Creditor Loan Documents; provided, however, that notwithstanding anything to the contrary contained in this Agreement, after any such assignment the assignee thereof shall have the rights and obligations of Senior Creditor only with respect to the portion of the Senior Obligations and/or Senior Creditor Loan Documents so assigned.

7. Creditor Representations. Each Creditor represents that:

(a) no representations or agreements of any kind have been made to such party which would limit or qualify in any way the terms of this Agreement;

(b) no Creditor has made any representation to the other Creditor as to the creditworthiness of Borrower;

(c) such Creditor has established adequate means of obtaining from Borrower on a continuing basis such information regarding the Borrower as it deems necessary. Each Creditor agrees that no other Creditor shall have any obligation to disclose to it information or material acquired by such Creditor in the course of its relationship with Borrower;

(d) nothing contained in this Agreement or otherwise will in any event be deemed to create any fiduciary relationship between the Creditors or to constitute any Creditor the agent of the other Creditor for any purpose. Each Creditor shall be individually responsible for managing its relationship with Borrower; and

(e) notwithstanding anything to the contrary contained herein, neither Senior Creditor’s right receive repayment of the Senior Obligations prior to repayment of the Junior Obligations as described in this Agreement, nor Senior Creditor’s right to prohibit Distributions and other payments in connection with the Junior Obligations pursuant to the terms of this Agreement, shall directly or indirectly require or otherwise obligate any Creditor to provide any loan, financing or other financial accommodation to Borrower.

8. Waivers of Creditors. Each Creditor waives any right to require the other Creditor:

(a) to make, extend, renew, replace or modify any loan to Borrower or to grant any other financial accommodation to Borrower whatsoever;

(b) to make or deliver to Borrower any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of any Indebtedness;

(c) except as expressly provided by the terms of this Agreement, to make or deliver to such Creditor notice of any action, non-action, waiver or default on the part of Borrower in connection with any Obligations owed to such Creditor;

(d) except as expressly provided by the terms of this Agreement, to make or deliver to such Creditor notice of any action, non-action, or waiver by any other creditor of Borrower or any surety, endorser, or other guarantor in connection with any Obligations of such Creditor;

(e) to resort for payment or to proceed directly or at once against any person, including Borrower;

(f) to proceed directly against or exhaust any security interests, liens, charges, mortgages and encumbrances on any Collateral or any other assets or properties securing repayment of such Creditor’s Obligations, if any;

(g) to pursue any right or remedy within such Creditor’s power; or

(h) to commit any act or omit to take any action of any kind, at any time, with respect to any matter whatsoever, except as provided in this Agreement.

9. Liquidation; Dissolution; Bankruptcy. In the event of (x) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment of debt, arrangement, composition, assignment for the benefit of creditors, or other similar proceeding relative to Borrower or its creditors, as such, or its property, or (y) any proceeding of Borrower for voluntary liquidation, dissolution, winding down or bankruptcy proceedings (collectively, an “Insolvency Event”), then and in any such event:

(a) All of the Senior Obligations shall first be finally and indefeasibly paid in cash to the Senior Creditor in full before any Distribution or other payment or distribution of any kind or character and whether in cash, property, or securities, shall be made in respect of the Junior Obligations;

(b) Until the Senior Obligations are finally and indefeasibly paid in cash to Senior Creditor in full, any Distribution or other payment or distribution of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Junior Obligations to Junior Creditor shall be paid or delivered directly to Senior Creditor for application in payment of the amounts then due with respect to the Senior Obligations, and Junior Creditor irrevocably authorizes, empowers and directs all receivers, custodians, trustees, liquidators, conservators and others having authority in the assets, property or premises of Borrower to effect all such payments and deliveries;

(c) Notwithstanding any statute, including, without limitation, the United States Bankruptcy Code (the “Bankruptcy Code”), any rule of law or bankruptcy procedures to the contrary, the right of Senior Creditor hereunder to have all of the Senior Obligations paid and satisfied in cash in full prior to the payment of any of the Junior Obligations shall include, without limitation, the right of Senior Creditor to be paid in full all interest accruing on the Senior Obligations due to it after the filing of any petition by or against Borrower in connection with any bankruptcy or similar proceeding or any other proceeding referred to in this paragraph, hereof, prior to the payment of any amounts in respect to the Junior Obligations, including, without limitation, any interest due to Junior Creditor accruing after such date; and

(d) Junior Creditor hereby authorizes Senior Creditor to file an appropriate claim for and on behalf of Junior Creditor on account of the Junior Obligations, if Junior Creditor does not file, and there is not otherwise filed on behalf of Junior Creditor, a proper claim or proof of claim in connection with the Junior Obligations in the form required in any proceeding relating to an Insolvency Event prior to ten (10) days before the expiration of the time to file such claim, claims or proof of claim. In connection with such authorization, Junior Creditor hereby irrevocably authorizes, empowers, and appoints Senior Creditor as Junior Creditor’s agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and to receive and collect any and all dividends, payments, or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Junior Obligations.

10. Provisions Applicable After Bankruptcy.

(a) This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against Borrower under the United State Bankruptcy Code (“Bankruptcy Code”) and all converted or succeeding cases in respect thereof. All references herein to Borrower, any subsidiary or any Senior Guarantor shall be deemed to apply to Borrower, any subsidiary or such Senior Guarantor as debtor-in-possession and to a trustee for Borrower, any subsidiary or such Senior Guarantor. The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor and Junior Creditor even if all or part of the Senior Obligations or the Senior Security Interests in any Collateral are subordinated, set aside, avoided or disallowed in connection with any Insolvency Event, and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of all or any portion of the Senior Obligations or any representative of such holder.

(b) Each Creditor agrees not to initiate or prosecute or encourage any other person, group of persons, any organization or enterprise, or group of organizations or enterprises, to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Obligations or the Junior Obligations, as applicable, or any Senior Security Interests in any Collateral.

(c) Junior Creditor agrees that it shall not propose or enter into any debtor-in-possession financing that benefits from any security interests, liens, charges, mortgages or other encumbrances that is or are equal to or prior in right to the Senior Security Interests in any Collateral, whether arising pre-Petition or post-Petition, and whether all or any portion of the Senior Obligations or all or any of the Senior Security Interests in any Collateral are pre-Petition or post-Petition.

(d) Junior Creditor agrees that it will not vote for any plan of reorganization or propose a plan of reorganization which provides for other than payment in full of the Senior Obligations in cash to Senior Creditor at the time of the effective date of such plan of arrangement.

(e) Junior Creditor shall not contest (or support any other Person contesting) (i) any request by Senior Creditor for adequate protection, or (ii) any objection by Senior Creditor to any motion, relief, action or proceeding based on Senior Creditor claiming a lack of adequate protection.

(f) If Borrower, any subsidiary or any Senior Guarantor shall become subject to a proceeding under the Bankruptcy Code, and if Senior Creditor shall desire to permit the use of cash collateral or to provide post-Petition financing to Borrower under the Bankruptcy Code, Junior Creditor agrees as follows: (i) adequate notice to Junior Creditor shall be deemed to have been provided for such consent or post-Petition financing if Junior Creditor receives notice thereof two (2) Business Days (or such shorter notice as is given to Senior Creditor) prior to the earlier of (a) any hearing on a request to approve such post-Petition financing, or (b) the date of entry of an order approving same, and (ii) no objection will be raised by Junior Creditor to any such use of cash collateral or such post-Petition financing from Senior Creditor (and Junior Creditor shall be deemed to have consented thereto) and Junior Creditor will not request adequate protection or any other relief in connection therewith, except as expressly agreed upon in writing by Senior Creditor.

(g) Junior Creditor shall not seek relief from the automatic stay or any other stay in any federal or state bankruptcy, insolvency or liquidation proceeding in respect of the Senior Obligations.

(h) Junior Creditor agrees that it will not raise any objection or oppose a sale, lease, license or other disposition of any Collateral that is subject to any Senior Security Interests, whether pre- or post-Petition, free and clear of all security interests, liens, charges, mortgages and encumbrances of Junior Creditor on such Collateral, if any and whether pre- or post-Petition, or other claims under Section 363 of the Code if Senior Creditor has consented to such sale, lease, license or other disposition of such Collateral. Junior Creditor will be deemed to have consented under Section 363 of the Bankruptcy Code to any such sale, lease, license or other disposition supported by Senior Creditor and to have released all security interests, liens, charges, mortgages and encumbrances in such Collateral, if any and whether pre- or post-Petition, provided that (i) Junior Creditor’s security interests, liens, charges, mortgages and encumbrances in such Collateral, if any and whether pre- or post-Petition, attach to the proceeds of such sale, lease, license or other disposition with the same priority and validity as Junior Creditor’s security interests, liens, charges, mortgages and encumbrances, if any and whether pre- or post-Petition, held on the Collateral disposed of in such sale, lease, license or other disposition, and (ii) Junior Creditor will not be deemed to have waived any right to bid in connection with such sale, lease, license or other disposition, and will retain its right to credit bid on the Collateral in any such sale, lease, license or other disposition in accordance with Section 363 of the Bankruptcy Code.

11. Legend. Junior Creditor and Borrower will cause the Junior Note and any other promissory note evidencing the Junior Obligations to bear upon its face a legend referring to this Agreement and indicating that such promissory note is subordinated as provided herein.
12. Subrogation. After the Senior Obligations are finally and indefeasibly paid in cash to Senior Creditor in full and until the Junior Obligations are finally and indefeasibly in cash to Junior Creditor in full, Junior Creditor shall be subrogated to the rights of Senior Creditor to receive Collateral Distributions applicable to the repayment of the Senior Obligations to the extent that Collateral Distributions otherwise payable to Junior Creditor have been applied to the payment of the Senior Obligations. A Collateral Distribution made under this Agreement to Senior Creditor on account of the Senior Obligations which otherwise would have been made to Junior Creditor, or that is made to Junior Creditor in violation of any term or provision of this Agreement and that is delivered to Senior Creditor by Junior Creditor, is not, as between Junior Creditor and Borrower, a payment by the Borrower of or on the Junior Obligations.
13. Obligations of the Borrower Unconditional. Subject to the provisions of this Agreement, nothing contained in this Agreement is intended to or shall impair, as between Borrower and any Creditor, the obligations of Borrower, which are absolute and unconditional, to pay to such Creditor all Obligations of Borrower to such Creditor, as and when the same shall become due and payable in accordance with such Creditor’s Loan Documents, or is intended to or shall affect the relative rights of the creditors of the Borrower other than the Creditors.
14. Duration and Termination; Reinstatement. This Agreement shall remain in full force and effect until (a) the final and indefeasible payment to Senior Creditor in cash of all of the Senior Obligations in full, and (b) the termination of Senior Creditor’s obligations to lend to Borrower under the Senior Creditor Loan Documents. In the event that Senior Creditor is required, pursuant to any provisions of the Bankruptcy Code or any successor statute thereto, or reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of Borrower’s property, or otherwise, to repay any amount of any Collateral Distribution paid to Senior Creditor by Borrower in satisfaction of the Senior Obligations, all as though such Collateral Distribution had not been made.

15. Miscellaneous Provisions.
(a) Further Assurances. Junior Creditor and Borrower, at their own expense and at any time from time to time, upon the written request of Senior Creditor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Senior Creditor reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
(b) Entire Agreement; Amendments. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. To the extent there is any conflict between this Agreement and any Loan Document or any other document evidencing the Obligations, this Agreement shall control among the Creditors, but shall not provide the Borrower with any rights in connection with such Loan Document. Notwithstanding anything contained herein to the contrary, no provision of this Agreement is intended to benefit any party other than the signatories hereto, nor shall any such provision be enforceable by any other party. The provisions of this Agreement supersede and replace, in their entirety, any other intercreditor agreement or subordination agreement entered into among any of the parties hereto with respect to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless made in writing and signed by each of the Creditors and Borrower; provided that the Creditors may enter into an amendment of this Agreement without the consent of Borrower in the event that such amendment does not in any way affect any agreements or obligations of Borrower hereunder.
(c) Successors and Assigns. This Agreement, without further reference, shall pass to and may be relied on and enforced by any assignee, transferee or subsequent holder of any of the Obligations. In the event of any sale, assignment, disposition or other transfer of any of the Obligations, the transferring Creditor shall cause the transferee thereof to execute and deliver to the other Creditor a written acknowledgment of the binding effect of this Agreement on such transferee and of the continued effectiveness of all of the rights of such other Creditor arising under this Agreement, or an agreement substantially identical with this Agreement in form and substance acceptable to such other Creditor in such other Creditor’s reasonable discretion.
(d) Attorney’s Fees; Expenses. Borrower agrees to pay upon demand all costs and expenses of any Creditor incurred in connection with the enforcement of this Agreement. Such costs and expenses shall include each Creditor’s reasonable attorney’s fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court in any suit or legal proceeding instituted in connection with the enforcement of this Agreement.
(e) General Waivers. No party shall be deemed to have waived any rights granted to such party under this Agreement unless such waiver is given in writing and signed by the party against whom such waiver is enforced. No delay or omission on the part of any party in exercising any right, remedy or benefit shall operate as a waiver of such right, remedy or benefit or any other right, remedy or benefit. A waiver by any party of any provision of this Agreement shall not prejudice or constitute a waiver of such party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by any party, nor any course of dealing between any of the parties, shall constitute a waiver of any of such party’s rights or of another party’s obligations as to any further transactions. Whenever the consent of a party is required under this Agreement, the granting of such consent by such party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such further consent may be granted or withheld in the sole discretion of such party. The rights, remedies and benefits herein provided are cumulative and not exclusive of any other rights, remedies or benefits provided at equity or by law and all such rights, remedies and benefits may be exercised singly or concurrently.
(f) Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
(g) Notice. Any notice, demand, request, consent, or other communication hereunder shall be in writing, shall be addressed to the Senior Creditor or Borrower at the address below, or to the Junior Creditors at the addresses indicated on the signature pages hereto, or to such other address as such party may, by notice given in compliance with this paragraph, designate. Notices shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when received or receipt rejected by the party to whom addressed.

If to Senior Creditor:	Keltic Financial Partners II, LP Attn: John P. Reilly, President and CEO 580 White Plains Road Suite 610 Tarrytown, New York 10591 Tel: (914) 921-3555 (ext. 208) Fax: (914) 921-1154

Keltic Financial Partners II, LP
Attn: Oleh Szczupak, Executive Vice President and
Chief Credit Officer
580 White Plains Road
Suite 610
Tarrytown, New York 10591
Tel: (914) 921-3555 (ext. 221)
Fax: (914) 921-1154

With a copy to:	Terrence A. Greiner, Esq. Terrence A. Greiner P.C. 5687 Main Street Williamsville, New York 14221 Tel: (716) 626-9993 Fax: (888) 234-4580
If to Borrower:	Castle Brand, Inc. Castle Brands (USA) Corp. 122 East 42nd Street Suite 4700 New York, New York 10168 Tel: (646) 356-0200 Fax: (646) 356-0222
With a copy to:	James A. Dempsey, Esq. Greenberg Traurig, LLP 200 Park Avenue Florham Park, New Jersey 07932-0677 Tel: (973) 360-7940 Fax: (973) 301-8410

(h) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED IN ACCORDANCE WITH, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS; PROVIDED, HOWEVER, HOWEVER, SENIOR CREDITOR MAY, AT ITS OPTION, COMMENCE ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION TO OBTAIN POSSESSION OF OR FORECLOSE UPON ANY COLLATERAL, TO OBTAIN EQUITABLE RELIEF OR TO ENFORCE ANY JUDGMENT OR ORDER OBTAINED BY SENIOR CREDITOR AGAINST JUNIOR CREDITOR OR BORROWER OR WITH RESPECT TO ANY COLLATERAL, TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT OR TO OBTAIN ANY OTHER RELIEF DEEMED APPROPRIATE BY SENIOR CREDITOR, AND SENIOR CREDITOR, JUNIOR CREDITOR AND BORROWER EACH WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND SENIOR CREDITOR, JUNIOR CREDITOR AND BORROWER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES ACCEPTS FOR ITSELF THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.
(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF ANY DEALINGS AMONG THEM OR ANY ONE OF THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.
(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties intending to be bound hereby has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

SENIOR CREDITOR:		BORROWER:
KELTIC FINANCIAL PARTNERS II, LP		CASTLE BRANDS, INC.
By: KELTIC FINANCIAL SERVICES, LLC,
its General Partner
By:	/s/ John P. Reilly	By:/s/ Alfred J. Small

Name: Its:	John P. Reilly President and CEO	Name: Alfred J. Small Its: CFO

JUNIOR CREDITORS:

In connection with Junior Notes dated June 13, 2011:

UBS FINANCIAL SERVICES AS
CUSTODIAN OF IRA
FROST GAMMA INVESTMENTS TRUST	MARK EDWIN ANDREWS III
By: /s/ Phillip Frost	By: /s/ Susan Curnyn

Name: Phillip Frost Its: Trustee Notice Address	Name: Susan Curnyn Its: Control Officer Notice Address

Attn:	Attn:

Tel:( )	Tel:( )

Fax:( )	Fax:( )

With a copy to:	With a copy to:

Attn:	Attn:

Tel:( )	Tel( )

Fax:( )	Fax:( )

/s/ Mark E. Andrews IV	/s/ Elizabeth A. duPont

MARK E. ANDREWS IV Notice Address	ELIZABETH A. duPONT Notice Address

Attn:	Attn:

Tel:( )	Tel:( )

Fax:( )	Fax:( )

With a copy to:	With a copy to:

Attn:	Attn:

Tel:( )	Tel:( )

Fax:( )	Fax:( )

/s/ Richard J. Lampen	/s/ John S. Glover

RICHARD J. LAMPEN Notice Address	JOHN S. GLOVER Notice Address

Attn:	Attn:

Tel:( )	Tel:( )

Fax:( )	Fax:( )

With a copy to:	With a copy to:

Attn:		Attn:
Tel:	(______)	Tel:	(______)
Fax:	(______)	Fax:	(______)
/s/ Alfred J. Small

ALFRED J. SMALL

Notice Address

Attn:

Tel: Fax:	( ) ( )

With a copy to:

Attn:

Tel: Fax:	( ) ( )

In connection with Junior Notes dated December 27, 2010:

FROST GAMMA INVESTMENTS TRUST		VECTOR GROUP LTD.
By: /s/ Phillip Frost		By: /s/ J. Bryant Kirkland III

Name: Phillip Frost		Name: J. Bryant Kirkland III
Its: Trustee		Its: Vice President, CFO and Treasurer
Notice Address		Notice Address

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

With a copy to:		With a copy to:

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

IVC INVESTORS, LLLP

By: /s/ Glenn L. Halpryn		/s/ Mark E. Andrews III

Name: Glenn L. Halpryn		MARK E. ANDREWS III
Its: Vice-President
Notice Address		Notice Address

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

With a copy to:		With a copy to:

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

/s/ Richard J. Lampen
RICHARD J. LAMPEN
Notice Address

Attn:

Tel: Fax:	( ) ( )

With a copy to:

Attn:

Tel: Fax:	( ) ( )

In connection with a Junior Note dated June 21, 2010:

FROST GAMMA INVESTMENTS TRUST

By: /s/ Phillip Frost
Name: Phillip Frost
Its: Trustee
Notice Address

Attn:

Tel: Fax:	( ) ( )

With a copy to:

Attn:

Tel: Fax:	( ) ( )

In connection with Junior Notes dated April 23, 2010:

JACQUELINE SIMKIN TRUST		LAFFERTY LIMITED
AS AMENDED AND RESTATED 12/16/2003
By: /s/ Jacqueline Simkin		By: /s/ G.R.L Snelling

Name: Jacqueline Simkin		Name: G.R.L. Snelling
Its: Trustee		Its: For Azure Limited as Corporate Director
Notice Address		Notice Address

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

With a copy to:		With a copy to:

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

IVC INVESTORS, LLLP

By: /s/ Glenn L. Halpryn		/s/ Mark E. Andrews III

Name: Glenn L. Halpryn		MARK E. ANDREWS III
Its: Vice-President
Notice Address		Notice Address

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

With a copy to:		With a copy to:

Attn:		Attn:

Tel:	( )	Tel:	( )

Fax:	( )	Fax:	( )

/s/ Richard J. Lampen
RICHARD J. LAMPEN
Notice Address

Attn:

Tel: Fax:	( ) ( )

With a copy to:

Attn:

Tel: Fax:	( ) ( )

In connection with a Junior Note dated November 11, 2009:

BETTS & SCHOLL, LLC

By: /s/ Dennis Scholl
Name: Dennis Scholl
Its: Managing Member
Notice Address

Attn:

Tel: Fax:	( ) ( )

With a copy to:

Attn:

Tel:( )

Fax:( )

EXHIBIT A	JUNIOR NOTES
Date of Note		Junior Creditor Name	Principal Amount

June 13, 2011	Frost Gamma Investments Trust	$600,000.00
June 13, 2011	UBS Financial Services as custodian of IFA Mark Edwin Andrews III	$100,000.00
June 13, 2011	Mark E. Andrews IV	$100,000.00
June 13, 2011	Elizabeth A. duPont	$100,000.00
June 13, 2011	Richard J. Lampen	$50,000.00
June 13, 2011	John S. Glover	$50,000.00
June 13, 2011	Alfred J. Small	$5,000.00

December 27, 2010	Frost Gamma Investments Trust	$500,000.00
December 27, 2010	Vector Group Ltd.	$200,000.00
December 27, 2010	IVC Investors , LLLP	$100,000.00
December 27, 2010	Mark E. Andrews III	$100,000.00
December 27, 2010	Richard J. Lampen	$100,000.00
June 21, 2010	Frost Gamma Investments Trust	$2,000,000.00
April 23, 2010	Richard J. Lampen	$100,000.00
April 23, 2010	Mark E. Andrews	$100,000.00
April 23, 2010	Jacqueline Simkin Trust as Amended and Restated 12/16/2003	$100,000.00
April 23, 2010	Lafferty Limited	$100,000.00
April 23, 2010	IVC Investors, LLLP	$100,000.00

November 11, 2009	Betts & Scholl, LLC	$1,100,000.00